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                              PROMISSORY NOTE
                                (FIXED RATE)

                                                             Due: April 1, 2001

DATED:                     March 20, 2000

PLACE OF EXECUTION:        Minneapolis, Minnesota

BORROWER:                  Adaytum Software, Inc.

         FOR VALUE RECEIVED, the undersigned Adaytum Software, Inc. ("Borrower") promises to pay to the order of Data Sales Co., Inc., a Minnesota corporation, its successors and assigns ("Lender"), the principal sum of Two Hundred Ninety Thousand and no/100 Dollars ($290,000), or so much thereof as has been advanced by Lender, together with interest on the unpaid principal balance thereof, in the manner set forth below. Interest shall accrue as of the date hereof.

1.       INTEREST. Commencing from the date hereof and continuing until this
         Note is due on April 1, 2001, interest shall accrue on the Note in a fixed amount of $55,957.80.

2.       PAYMENTS.

         A. TIME AND PLACE OF PAYMENTS. Principal and interest shall be payable in consecutive monthly installments of principal and interest with the first payment to be due on the first, and each subsequent payment shall be due on the first day of each succeeding month thereafter. The installments shall be paid to Data Sales Company, Inc., 3450 West Burnsville Parkway, Burnsville, Minnesota 55337, or at such other location as is requested by Lender in writing.

         B. AMOUNT OF PAYMENTS. The amount of the first Twelve (12) monthly installments of principal and interest (those payable from April 1, 2000, through March 1, 2001, shall be Twenty-Six Thousand Four Hundred Thirteen and 15/100 Dollars ($26,413.15) with final payment of all remaining principal and accrued interest on April 1, 2001 in an amount of Twenty-Nine Thousand and no/100 Dollars ($29,000.00).

                  All payments and prepayments shall, at the option of Lender, be credited first to any costs of collection, second to any late charges, third to accrued interest due on this Note, and lastly to principal, except that if any advance made by the Lender under the terms of any instruments securing this Note is not repaid, any monies received, at the option of the Lender, may first be applied to repay such advances, plus interest thereon, and the balances if any, shall be applied as above.

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3.       SECURITY. Payment of this Note is secured by a Security Agreement, together with certain other documents executed by Borrower in favor of Lender on even date herewith, which documents may collectively be referred to hereafter as the "Loan Documents." The subject of Lender's security interest covered by the Security Agreement is that certain furniture and equipment identified in Exhibit "A" attached hereto and incorporated herein.

4. LATE CHARGES. Borrower shall pay to Lender a late charge of eighteen percent (18%) of any monthly installment not received by Lender within ten (10) days after the installment is due.

5. PREPAYMENT. Borrower may not prepay the principal balance of this Note, in whole or in part, without the prior express written consent of the Lender, at Lender's option only. Any such allowable prepayment of principal shall be applied first to any costs of collection, second to any late charges, third to accrued interest due on this Note, and lastly to installments of principal. Any allowable partial prepayments made shall be applied to installments of principal in the inverse order of their maturity, and no such partial prepayments shall suspend or reduce the amount of the remaining installment payments of principal and interest hereunder.

6. DEFAULT. If default be made in any payment of principal or interest or any other sums due hereunder, when due in accordance with the terms and conditions of this Note, or if a default or an event of default occurs under any of the Loan Documents, then, in any such event, the entire unpaid principal balance hereof, together with the interest thereon and any other sums due hereunder, shall become immediately due and payable at the option of Lender, time being of the essence of this Note. The terms and provisions of the Loan Documents are incorporated herein by reference as if set forth herein in full.

7. GENERAL TERMS. The Borrower hereby agrees to pay, on demand, all costs of collection incurred by Lender or any holder of this Note, including reasonable attorneys' fees and legal expenses, in the event this Note is not paid when due, whether or not legal proceedings are commenced.

         This Note is issued in and shall be governed by the laws of the State of Minnesota. All payments made under the provisions of this Note which may be construed as interest shall not, in the aggregate over the term hereof, exceed the rate that may now be lawfully contracted for in writing in the State of Minnesota.

         No delay on the part of the Lender or any holder hereof in exercising any right or remedy hereunder shall operate as a waiver of or preclude the exercise of such right or remedy or of any other remedy under this Note. No waiver by the Lender or any holder hereof shall be effective unless in writing signed by such holder. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.


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         This Note may not be amended, modified, discharged or changed, except only by an instrument in writing and signed by the party against whom enforcement of any amendment, modification, discharge or change is sought.

         Borrower and all co-makers, endorsers, sureties, guarantors and other accommodation parties hereby waive presentment for payment, demand, dishonor, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of acceleration of maturity on default or otherwise, and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions, and alterations of any of the terms of this Note and to the release of, or failure by the holder hereof to exercise any rights against any party liable for payment hereof or any property securing payment hereof. Any such extension, renewal, substitution, alteration or release may be made without notice to said parties.

         Upon the occurrence of an event of default under this Note or the Loan Documents, the Lender or any holder hereof shall have the right to set off any and all amounts due hereunder by the Borrower to the Lender or any holder hereof of the Note against any indebtedness or obligation of the Lender or any holder hereof to the Borrower.

         The rights and remedies of the lender or any holder hereof as provided in this Note and the Loan Documents shall be cumulative and concurrent, and may be pursued singularly, successively, or together against Borrower, any collateral, any Guarantor of this Note and any other funds, property or security held by the holder for the payment of the indebtedness due under this Note. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or of the right to exercise them at any later time.

         Borrower certifies that this loan is not a consumer or consumer-related loan and is being used for a business purpose.

         Borrower acknowledges a receipt of a copy of this Note on the date of execution.

                                           Adaytum Software, Inc.


                                           By: /s/ Michael H. Mehr
                                              ---------------------------------
                                           Printed Name:  Michael H. Mehr
                                                        -----------------------
                                           Its: VP - Finance & Administration
                                               --------------------------------
                                           Dated:  March 30, 2000
                                                 ------------------------------


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